UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

Cameron International Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-513-3300

Not Applicable
(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

On November 13, 2013, Jeff Altamari, Vice President of Investor Relations for Cameron International Corporation (“Cameron”), will be attending the Jefferies 2013 Global Energy Conference in Houston, Texas. Mr. Altamari will be providing guidance with respect to certain items that may affect Cameron’s 2013 and 2014 financial performance, including: (i) revenues for Cameron are expected to approach $11 billion in 2014, (ii) Cameron’s OneSubsea joint venture, which is included in Cameron’s Drilling and Production Systems business segment (“DPS”) is expected to have research and development expenses of approximately 1% of DPS’s 2014 expected revenues, or $70 to $80 million, subject to the approval of Cameron’s Board of Directors and (iii) Cameron’s Valves and Measurement business segment is not expected to see revenues grow in 2014 and the margins for the first six months of 2014 will not be as robust as the margins for the first six months of 2013.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in Cameron’s filings with the Securities and Exchange Commission. Cameron disclaims any obligation to update or revise statements contained in this Current Report on Form 8-K based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	CAMERON INTERNATIONAL CORPORATION

	By:	/s/ Grace B. Holmes
Grace B. Holmes
Vice President, Corporate Secretary and Chief Governance Officer